Exhibit 10.3

Execution Copy

REGISTRATION RIGHTS AGREEMENT dated as of October 26, 2007, 2007 (this “Agreement”) among Paramount Acquisition Corp., a Delaware corporation (“Paramount”) and the stockholders of B.J.K., Inc., a Delaware corporation doing business as ChemRx (the “Company”), listed on Exhibit A hereto (each a “Seller” and collectively, the “Sellers”).

Paramount, the Company and the Sellers, are parties to a Stock Purchase Agreement, dated as of June 1, 2007 (the “Stock Purchase Agreement”), pursuant to which Paramount agreed to purchase from the Sellers, and the Sellers agreed to sell to Paramount, all the issued and outstanding shares of common stock, without par value, of the Company in exchange for the Cash Consideration and Stock Consideration (as such terms are defined in the Stock Purchase Agreement).

In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1                                      Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement. The following terms shall, for the purposes of this Agreement and the Exhibits hereto, have the following meanings (terms defined in the singular or the plural include the plural or the singular, as the case may be):

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of Paramount.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Other Registrable Securities” means the shares of Common Stock or other securities registrable pursuant to the Registration Rights Agreement, dated October 21, 2005, among Paramount and the Investors party thereto.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means the shares of Common Stock issued to the Sellers pursuant to the Stock Purchase Agreement, including any warrants, shares of capital stock or other securities of Paramount issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock; provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Paramount and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Commission makes a definitive determination to Paramount that the Registrable Securities are salable under Rule 144(k).

“Registration Statement” means a registration statement filed by Paramount with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

Section 1.2                                      Descriptive Headings; Certain Interpretations. The headings contained in this Agreement are for reference purposes only and shall not control or affect the meaning or construction of this Agreement. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement:  (i) ”or” is not exclusive and “include”, “includes” and “including” are not limiting; (ii) ”hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “date hereof” refers to the date of this Agreement; (iv) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (v) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vi) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (vii) references to a Person are also to its permitted successors and assigns; (viii) references to an “Article”, “Section”, “Clause” or “Exhibit” refer to an Article of, a Section or Clause of, or an Exhibit to, this Agreement; (ix) words importing the masculine gender include the feminine or neuter and, in each case, vice versa; and (x) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules or regulations occurs, before or after the date of this Agreement.

ARTICLE 2
REGISTRATION RIGHTS

Section 2.1                                      Demand Registration.

(a)                                  Request for Registration. At any time and from time to time on or after the Lock-Up Release Date, the Sellers (or their permitted transferees) holding a majority-in-interest of the Registrable Securities may make a written demand for registration under the Securities Act of all or part of their respective Registrable Securities (such demand for registration, a “Demand Registration”). Any Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method or methods of distribution thereof. Each Demand Registration, other than one effected pursuant to Section 2.3, shall be subject to an aggregate price threshold of not less than $10,000,000. Paramount will notify all other holders of Registrable Securities, if any, of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify Paramount within 15 days after the receipt by the holder of the notice from Paramount. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1(d) and the provisos set forth in Section 3.1(a). Paramount shall not be obligated to effect more than an aggregate of two Demand Registrations under this Section 2.1(a) in respect of Registrable Securities.

(b)                                 Effective Registration. A registration will not constitute a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and Paramount has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that Paramount shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

(c)                                  Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise Paramount as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration; provided that such Underwriters are reasonably acceptable to Paramount.

(d)                                 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises Paramount and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities that the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities that Paramount desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of Paramount who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then Paramount shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that Paramount desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), Other Registrable Securities and the shares of Common Stock or other securities registrable pursuant to the terms of the Unit Purchase Option issued to EarlyBirdCapital, Inc. or its designees in connection with Paramount’s initial public offering (the “Unit Purchase Option” and such registrable securities, the “Option Securities”) as to which “piggy-back” registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other securities for the account of other persons that Paramount is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

(e)                                  Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to Paramount and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in this Section 2.1.

Section 2.2                                      Piggy-Back Registration.

(a)                                  Piggy-Back Rights. If at any time on or after the Lock-Up Release Date Paramount proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Paramount for its own account or for stockholders of Paramount for their account (or by Paramount and by stockholders of Paramount including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Paramount’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of Paramount or (iv) for a dividend reinvestment plan, then Paramount shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than 10 days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method or methods of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five days following receipt of such notice (a “Piggy-Back Registration”). Paramount shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Paramount and to permit the sale or other disposition of such Registrable Securities in accordance with the intended methods of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

(b)                                 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises Paramount and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock that Paramount desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of Paramount, exceeds the Maximum Number of Shares, then Paramount shall include in any such registration:

(i)                                     If the registration is undertaken for Paramount’s account: (A) first, the shares of Common Stock or other securities that Paramount desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, Option Securities and Other Registrable Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that Paramount is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

(ii)                                  If the registration is a “demand” registration undertaken at the demand of holders of Option Securities or Other Registrable Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that Paramount desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Registrable Securities, Option Securities and Other Registrable Securities, Pro Rata, as to which registration has been requested, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that Paramount is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares; and

(iii)                               If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities, Other Registrable Securities or of Option Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that Paramount desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the shares of Common Stock or other securities comprised of Registrable Securities, Other Registrable Securities and Option Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof and of the Unit Purchase Option, as applicable, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that Paramount is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

(c)                                  Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Paramount of such request to withdraw prior to the effectiveness of the Registration Statement. Paramount (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, Paramount shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

Section 2.3                                      Registrations on Form S-3. The holders of Registrable Securities may at any time and from time to time following the Lock-Up Release Date, request in writing that Paramount register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration that may be available at such time (“Form S-3”); provided, however, that Paramount shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, Paramount will promptly give written notice of the proposed registration to all other holders of Registrable Securities and to such other persons to whom Paramount has granted Registration Rights, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of Paramount, if any, of any other holder or holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from Paramount; provided, however, that Paramount shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of Paramount entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

ARTICLE 3
REGISTRATION PROCEDURES

Section 3.1                                      Filings; Information. Whenever Paramount is required to effect the registration of any Registrable Securities pursuant to Article 2, Paramount shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended methods of distribution thereof as expeditiously as practicable, and in connection with any such request:

(a)                                  Filing Registration Statement. Paramount shall, as expeditiously as possible and in any event within 60 days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which Paramount then qualifies or that counsel for Paramount shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended methods of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1(c); provided, however, that Paramount shall have the right to defer any Demand Registration for up to 30 days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if Paramount shall furnish to the holders a certificate signed by the Chief Executive Officer or President of Paramount stating that, in the good faith judgment of the Board of Directors of Paramount, it would be materially detrimental to Paramount and its stockholders for such Registration Statement to be effected at such time; provided further that Paramount shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

(b)                                 Copies. Paramount shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

(c)                                  Amendments and Supplements. Paramount shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended methods of distribution set forth in such Registration Statement (which period shall not exceed the sum of 180 days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

(d)                                 Notification. After the filing of a Registration Statement, Paramount shall promptly, and in no event more than two Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and Paramount shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, Paramount shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and Paramount shall not file any Registration

Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

(e)                                  State Securities Laws Compliance. Paramount shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of Paramount and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Paramount shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

(f)                                    Agreements for Disposition. Paramount shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of Paramount in any underwriting agreement that are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

(g)                                 Cooperation. The principal executive officer of Paramount, the principal financial officer of Paramount, the principal accounting officer of Paramount and all other officers and members of the management of Paramount shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

(h)                                 Records. Paramount shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of Paramount, as shall be necessary to enable them to exercise their due diligence responsibility, and cause Paramount’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

(i)                                     Opinions and Comfort Letters. Paramount shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to Paramount delivered to any Underwriter and (ii) any comfort letter from Paramount’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, Paramount shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to Paramount to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

(j)                                     Earnings Statement. Paramount shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(k)                                  Listing. Paramount shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Paramount are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

(l)                                     Stop Orders. Paramount shall use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued immediately notify each selling holder of the receipt of such notice and use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.

(m)                               Incorporate. Paramount shall if requested by the Underwriter, any selling holder, or such selling holder’s counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such person reasonably requests to be included therein with respect to the selling holder or the securities being sold, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such Underwriter or Underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment.

Section 3.2                                      Obligation to Suspend Distribution. Upon receipt of any notice from Paramount of the happening of any event of the kind described in Section 3.1(d)(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by Paramount, pursuant to a written insider trading compliance program adopted by Paramount’s Board of Directors, of the ability of all “insiders” covered by such program to transact in Paramount’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by

Section 3.1(d)(iv) or, if such holder is an “insider,” the restriction on the ability of “insiders” to transact in Paramount’s securities is removed, as applicable, and, if so directed by Paramount, each such holder will deliver to Paramount all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

Section 3.3                                      Registration Expenses. Paramount shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Paramount’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1(k); (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for Paramount and fees and expenses for independent certified public accountants retained by Paramount (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1(i)); (viii) the fees and expenses of any special experts retained by Paramount in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. Paramount shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and Paramount shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

Section 3.4                                      Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by Paramount, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with Paramount’s obligation to comply with federal and applicable state securities laws.

ARTICLE 4
INDEMNIFICATION AND CONTRIBUTION

Section 4.1                                      Indemnification by Paramount. Paramount agrees to indemnify and hold harmless each Seller and each other holder of Registrable Securities, if any, and each of its and their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls a Seller and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “ChemRx Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Paramount of the Securities Act or any rule or regulation promulgated thereunder applicable to Paramount and relating to action or inaction required of Paramount in connection with any such registration; and Paramount shall promptly reimburse the ChemRx Indemnified Party for any legal and any other expenses reasonably incurred by such ChemRx Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that Paramount will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Paramount, in writing, by such selling holder expressly for use therein. Paramount also shall indemnify any Underwriter of Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

Section 4.2                                      Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless Paramount and its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, to the extent such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Paramount by such selling holder expressly for use therein, and shall reimburse Paramount, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

Section 4.3                                      Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

Section 4.4                                      Contribution. (a) If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions that resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)                                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding Section.

(c)                                  The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities that gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5
UNDERWRITING AND DISTRIBUTION

Section 5.1                                      Rule 144. Paramount covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

ARTICLE 6
MISCELLANEOUS

Section 6.1                                      Other Registration Rights. Paramount represents and warrants that (a) except with respect to the Option Securities and the Other Registrable Securities or as disclosed in the Paramount SEC Documents, no person, other than a holder of the Registrable Securities, has any right to require Paramount to register any shares of Paramount’s capital stock for sale or to include shares of Paramount’s capital stock in any registration filed by Paramount for the sale of shares of capital stock for its own account or for the account of any other person, and (b) the obligations of Paramount under this agreement, and the performance thereof by Paramount, do not conflict with or result in a breach or other violation of any other contract, agreement, commitment or undertaking of Paramount.

Section 6.2                                      Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Paramount hereunder may not be assigned or delegated by Paramount in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of the Registrable Securities held by any such holder; provided that such transfer is made in accordance with the terms of the Stock Purchase Agreement, the Voting Agreement (as defined in the Stock Purchase Agreement) and applicable Law. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

Section 6.3                                      Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be by facsimile, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 6.3:

if to Paramount:

Paramount Acquisition Corp.
787 7th Avenue
48th Floor
New York, NY 10019
Attention: J. Jay Lobell
Facsimile: (212) 580-0801

with a copy to:

Covington & Burling LLP
The New York Times Building

620 Eighth Avenue
New York, New York 10018
Attention: Stephen A. Infante
Facsimile: (212) 841-1010

if to a Seller:

The addresses set forth on Exhibit A hereto

with a copy to:

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, NY

Facsimile: (212) 704-5984 and (212) 704-5948

Attention: Richard Ackerman, Esq. and Timothy I. Kahler, Esq.

All notices and communications under this Agreement shall be deemed to have been duly given (x) when delivered by hand, if personally delivered, (y) one Business Day after when delivered to a courier, if delivered by commercial one-day overnight courier service or (z) when sent, if sent by facsimile, with an acknowledgment of sending being produced by the sending facsimile machine.

Section 6.4                                      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 6.5                                      Entire Agreement. This Agreement, including the annexes hereto and the other agreements and documents referenced herein or contemplated hereby (including the Transaction Agreements), constitutes the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

Section 6.6                                      Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 6.7                                      Amendments; Waiver. Amendments to this Agreement may be made from time to time, provided, however, that no amendment, modification or waiver of this Agreement or any provision hereof shall be valid or effective unless in writing and signed by the parties hereto. No consent to, or waiver, discharge or release (each, a “Waiver”) of, any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the party giving such Waiver, and no specific Waiver shall constitute a Waiver with respect to any other provision or breach, whether or not of similar nature. Failure on the part of any party hereto to insist in any instance upon strict, complete and timely performance by another party hereto of any provision of or obligation under this Agreement shall not constitute a Waiver by such party of any of its rights under this Agreement or otherwise.

Section 6.8                                      Governing Law; Jurisdiction; Venue; Service Of Process; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, any of the other Transaction Agreements or any transaction contemplated hereby and thereby. Each party agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document in any of the manners set forth in Section 6.3 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 6.8. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, the other Transaction Agreements and the transactions contemplated hereby or thereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives, and shall not assert by way of motion, defense, or otherwise, in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper, or that this Agreement may not be enforced in or by any of the above-named courts. Each Party irrevocably and unconditionally waives any right to trial by jury with respect to any Legal Proceeding relating to or arising out of this Agreement or any of the transactions contemplated hereby.

Section 6.9                                      Remedies Cumulative. In the event that Paramount fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, each Seller or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

PARAMOUNT ACQUISITION CORP.

By:	/s/ J. Jay Lobell
Name: J. Jay Lobell
Title: Chief Executive Officer

/s/ Jerry Silva
JERRY SILVA

/s/ Steven Silva
STEVEN SILVA

JERRY SILVA, AS LIFE TENANT,
AND STEVEN SILVA, AS REMAINDERMAN

/s/ Jerry Silva
Jerry Silva

/s/ Steven Silva
Steven Silva

THE JODY R. SILVA TRUST

By:	/s/ Rosalie Silva
Name: Rosalie Silva
Title: Trustee

THE JERRY SILVA 2007 ANNUITY TRUST

By:	/s/ Steven Silva
Name: Steven Silva
Title: Trustee

By:	/s/ Jerry Silva
Name: Jerry Silva
Title: Trustee

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

List of Sellers and Addresses

Jerry Silva

Steven Silva

Jerry Silva, As Life Tenant,
  and Steven Silva, As Remainderman

The Jody R. Silva Trust

The Jerry Silva 2007 Annuity Trust

Address for notices:

c/o Chem Rx Corporation

750 Park Place

Long Beach, NY 11561